Exhibit 24.1
POWER OF ATTORNEY

Each person whose signature appears below hereby makes, constitutes and appoints Frank Sorrentino III, and William S. Burns, each of them with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on November 21, 2017, by the following persons in the capacities indicated.

/s/ Stephen Boswell	Director
Stephen Boswell

/s/ Frank Baier	Director
Frank Baier

/s/ Alexander Bol	Director
Alexander Bol

/s/ Frank Huttle III	Director
Frank Huttle III

/s/ Michael Kempner	Director
Michael Kempner

/s/ Joseph Parisi, Jr.	Director
Joseph Parisi, Jr.

/s/ Frederick S. Fish	Director
Frederick S. Fish

/s/ Nicholas Minoia	Director
Nicholas Minoia

/s/ Harold Schechter	Director
Harold Schechter

/s/ William A. Thompson	Director
William A. Thompson